EXHIBIT 99.1

K12 Inc. Reports Second Quarter Fiscal 2015 With Revenue of $231.3 Million

HERNDON, Va., Jan. 29, 2015 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the second fiscal quarter ended December 31, 2014.

Financial Highlights for the Three Months Ended December 31, 2014 (Second Quarter Fiscal Year 2015)

  Revenues of $231.3 million, compared to $223.9 million in the second quarter of FY 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $38.1 million, compared to $25.6 million in the second quarter of FY 2014.
  Operating income of $20.5 million, compared to an operating loss of $8.9 million in the second quarter of FY 2014.
  Net income attributable to common stockholders of $12.3 million, compared to a net loss of $3.7 million in the second quarter of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.33, compared to a diluted net loss of $0.09 in the second quarter of FY 2014.

During fiscal year 2014, the Company sold certain businesses and incurred charges relating to additional reserves, accelerated amortization and severance costs. Excluding the impact of these businesses and charges, for the three months ended December 31, 2014 (see Appendix C below).

  EBITDA, a non-GAAP measure (see reconciliation below), of $38.1 million, compared to $39.7 million in the second quarter of FY 2014.
  Operating income of $20.5 million, compared to $23.1 million in the second quarter of FY 2014.
  Net income attributable to common stockholders of $12.3 million, compared to $14.2 million in the second quarter of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.33, compared to $0.35 in the second quarter of FY 2014.

Financial Highlights for the Six Months Ended December 31, 2014

  Revenues of $468.0 million, compared to $452.3 million for the first six months of FY 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $41.8 million, compared to $34.1 million for the first six months of FY 2014.
  Operating income of $7.3 million compared to an operating loss of $17.4 million for the first six months of FY 2014.
  Net income attributable to common and Series A stockholders of $5.6 million, compared to a net loss of $8.7 million for the first six months of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.15, which includes the pro rata effect of the Series A Special shares conversion to commons shares on September 3, 2013, compared to a diluted net loss of $0.22 for the first six months of FY 2014.

Excluding the impact of the aforementioned charges and sold businesses, for the six months ended December 31, 2014 (See Appendix C below).

  EBITDA, a non-GAAP measure (see reconciliation below), of $41.8 million, compared to $48.7 million for the first six months of FY 2014.
  Operating income of $7.3 million compared to $15.2 million for the first six months of FY 2014.
  Net income attributable to common and Series A stockholders of $5.6 million, compared to $9.4 million for the first six months of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.15, which includes the pro rata effect of the Series A Special shares conversion to commons shares on September 3, 2013, compared to $0.24 for the first six months of FY 2014.

Comments from Management

"The academic progress of our students and successes of our managed public schools continue to drive K12 forward," said Chairman and CEO Nate Davis. "After years of focused investment coupled with an unrivaled commitment to putting students first, we are beginning to see improvement in student proficiency on State academic assessments. The K12 team remains passionate about supporting students, teachers and our partner schools to continue this trend toward academic excellence."

Cash, Capital Expenditures and Capital Leases

As of December 31, 2014, the Company had cash and cash equivalents of $124.2 million, a decrease of $71.9 million compared to the $196.1 million reported at June 30, 2014. This decrease is largely the result of normal seasonal trends and the cash consumed for the stock buyback.

Capital expenditures for the six months ended December 31, 2014 were $31.1 million, an increase of $7.5 million from the prior year's first six months, and was comprised of:

  $6.7 million for property and equipment,
  $17.1 million for capitalized software development, and
  $7.3 million for capitalized curriculum.

Capital leases financed additional purchases of $6.9 million during the six months ended December 31, 2014, primarily for student computers.

Revenue and Enrollment Data

The following tables provide detail on revenue and student enrollments in Public School Programs. Public School Programs include both virtual and blended schools where a district or independent board has contracted with K12 to provide a full-time program of educational products and services. Enrollments are classified into Managed Programs and Non-managed Programs. Managed Programs include schools where K12 provides substantially all of the management, technology and academic support services in addition to curriculum, learning systems and instructional services. Non-managed Programs include schools where K12 provides curriculum and technology, and the school can also contract for instruction or other educational services. Non-managed programs, however, do not offer primary administrative oversight. For reference, revenue and enrollment data in the prior format can be found in Appendix A. The Company has also provided fiscal 2014 revenue and enrollment data in the new disclosure format in Appendix B.

Revenue

The following table sets forth the Company's revenues -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2014 / 2013		December 31,		2014 / 2013
($ in thousands)	2014	2013	$	%	2014	2013	$	%
Public School Programs
Managed Programs	$ 196,735	$ 192,939	$ 3,796	2.0%	$ 399,114	$ 386,497	$ 12,617	3.3%
Non-managed Programs	11,440	6,940	4,500	64.8%	21,685	15,537	6,148	39.6%
Total Public School Programs	$ 208,175	$ 199,879	$ 8,296	4.2%	$ 420,799	$ 402,034	$ 18,765	4.7%
Institutional Software & Services	11,833	11,968	(135)	-1.1%	24,716	26,466	(1,750)	-6.6%
International and Private Pay Schools	11,296	12,072	(776)	-6.4%	22,502	23,785	(1,283)	-5.4%
Total	$ 231,304	$ 223,919	$ 7,385	3.3%	$ 468,017	$ 452,285	$ 15,732	3.5%

Enrollment Data

The following table sets forth average enrollment data for students in Public School Programs for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended December 31,		2014 / 2013		Six Months Ended December 31,		2014 / 2013
	2014	2013	Change	Change %	2014	2013	Change	Change %
Public School Programs
Managed Programs (1)	116,258	120,994	(4,736)	-3.9%	116,850	121,856	(5,006)	-4.1%
Non-managed Programs (1)	20,249	14,330	5,919	41.3%	20,472	14,463	6,009	41.5%
Total Public School Programs (2)	136,507	135,324	1,183	0.9%	137,322	136,319	1,003	0.7%

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2014 / 2013		December 31,		2014 / 2013
	2014	2013	$	%	2014	2013	$	%
Public School Programs
Managed Programs	$ 1,692	$ 1,595	$ 97	6.1%	$ 3,416	$ 3,172	$ 244	7.7%
Non-managed Programs	565	484	81	16.7%	1,059	1,074	(15)	-1.4%
Total Public School Programs	$ 1,525	$ 1,477	$ 48	3.2%	$ 3,064	$ 2,949	$ 115	3.9%

Third Quarter Outlook

The Company is forecasting the following for the third quarter of FY 2015:

  Revenue in the range of $230 million to $240 million.
  Operating income in the range of $20 million to $24 million.
  Capital expenditures, which includes curriculum and software development, computers and infrastructure, of $18 million to $22 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of January 29, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its second quarter fiscal year 2015 financial results during a conference call scheduled for Thursday, January 29, 2015 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=112436. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on January 29, 2015 at 11:00 a.m. ET through February 28, 2015 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13598377. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=112436 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the three months and six months ended December 31, 2014, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-Q for the quarter ended December 31, 2014, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31,	June 30,
	2014	2014
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 124,234	$ 196,109
Accounts receivable, net of allowance of $4,060 and $3,460 at December 31, 2014 and June 30, 2014, respectively	266,760	194,676
Inventories, net	19,515	33,830
Current portion of deferred tax asset	3,969	7,732
Prepaid expenses	11,610	7,356
Other current assets	29,056	25,498
Total current assets	455,144	465,201
Property and equipment, net	48,127	48,581
Capitalized software, net	56,884	49,920
Capitalized curriculum development costs, net	59,569	60,782
Intangible assets, net	22,464	23,708
Goodwill	67,241	58,088
Deposits and other assets	5,853	5,387
Total assets	$ 715,282	$ 711,667
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$ 18,255	$ 20,492
Accounts payable	16,633	30,976
Accrued liabilities	10,154	20,539
Accrued compensation and benefits	19,085	17,400
Deferred revenue	63,630	24,353
Total current liabilities	127,757	113,760
Capital lease obligations, net of current portion	14,109	16,447
Deferred rent, net of current portion	8,187	8,488
Deferred tax liability	24,218	22,478
Other long-term liabilities	7,424	4,763
Total liabilities	181,695	165,936
Redeemable noncontrolling interest	19,801	16,801
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,841,573 and 41,144,062 shares issued and 38,338,975 and 38,948,866 shares outstanding at December 31, 2014 and June 30, 2014, respectively	4	4
Additional paid-in capital	645,902	639,036
Accumulated other comprehensive loss	(1,227)	(112)
Accumulated deficit	(55,893)	(61,450)
Treasury stock of 3,502,598 and 2,195,196 shares at cost at December 31, 2014 and June 30, 2014, respectively	(75,000)	(48,548)
Total K12 Inc. stockholders' equity	513,786	528,930
Total liabilities, redeemable noncontrolling interest and equity	$ 715,282	$ 711,667

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands, except share and per share data)

Revenues	$ 231,304	$ 223,919	$ 468,017	$ 452,285
Cost and expenses
Instructional costs and services	145,029	153,672	291,872	286,574
Selling, administrative, and other operating expenses	62,557	75,753	162,101	173,996
Product development expenses	3,245	3,402	6,727	9,086
Total costs and expenses	210,831	232,827	460,700	469,656
Income (loss) from operations	20,473	(8,908)	7,317	(17,371)
Interest income (expense), net	151	(28)	182	(112)
Income (loss) before income tax expense and noncontrolling interest	20,624	(8,936)	7,499	(17,483)
Income tax (expense) benefit	(8,663)	4,685	(2,125)	8,135
Net income (loss)	11,961	(4,251)	5,374	(9,348)
Adjust net loss attributable to noncontrolling interest	370	586	183	643
Net income (loss) attributable to common stockholders, including Series A stockholders	$ 12,331	$ (3,665)	$ 5,557	$ (8,705)
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.33	$ (0.09)	$ 0.15	$ (0.22)
Diluted	$ 0.33	$ (0.09)	$ 0.15	$ (0.22)
Weighted average shares used in computing per share amounts:
Basic	37,096,480	39,977,228	37,396,081	38,953,671
Diluted	37,160,829	39,977,228	37,599,930	38,953,671

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2014	2013
	(In thousands)
Cash flows from operating activities
Net income (loss)	$ 5,374	$ (9,348)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	34,509	51,474
Stock-based compensation expense	8,969	12,210
Excess tax benefit from stock-based compensation	613	1,217
Deferred income taxes	5,504	(8,134)
Provision for doubtful accounts	836	717
Provision for excess and obsolete inventory	459	4,124
Benefit for student computer shrinkage and obsolescence	(226)	(451)
Changes in assets and liabilities:
Accounts receivable	(72,415)	(68,785)
Inventories	13,856	16,908
Prepaid expenses	(4,255)	1,257
Other current assets	(3,558)	(3,508)
Deposits and other assets	(466)	(227)
Accounts payable	(14,377)	(5,310)
Accrued liabilities	(10,984)	(2,484)
Accrued compensation and benefits	1,684	(1,435)
Deferred revenue	39,630	32,149
Deferred rent and other liabilities	2,476	178
Net cash provided by operating activities	7,629	20,552
Cash flows from investing activities
Purchase of property and equipment	(6,687)	(5,329)
Capitalized software development costs	(17,093)	(10,632)
Capitalized curriculum development costs	(7,267)	(7,649)
Investment in Learn Bop Inc.	(6,512)	--
Mortgage note to managed school partner	--	(2,100)
Net cash used in investing activities	(37,559)	(25,710)
Cash flows from financing activities
Repayments on capital lease obligations	(11,487)	(11,145)
Purchase of treasury stock	(26,452)	(5,883)
Repayments on note payable	--	(390)
Proceeds from exercise of stock options	161	7,617
Excess tax benefit from stock-based compensation	(613)	(1,217)
Repurchase of restricted stock for income tax withholding	(1,468)	(3,223)
Net cash used in financing activities	(39,859)	(14,241)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,086)	808
Net change in cash and cash equivalents	(71,875)	(18,591)
Cash and cash equivalents, beginning of period	196,109	181,480
Cash and cash equivalents, end of period	$ 124,234	$ 162,889

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income (loss), plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest charges. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income (loss) from operations and net income (loss) as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net loss to EBITDA.

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Net income (loss) — K12 Inc.	$ 12,331	$ (3,665)	$ 5,557	$ (8,705)
Interest income (expense), net	(151)	28	(182)	112
Income tax expense (benefit)	8,663	(4,685)	2,125	(8,135)
Depreciation and amortization	17,628	34,525	34,509	51,474
Noncontrolling interest	(370)	(586)	(183)	(643)
EBITDA	$ 38,101	$ 25,617	$ 41,826	$ 34,103

Appendix

(A) The following tables are provided for reference only and are related to the disclosure provided in previous years.

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2014 / 2013		December 31,		2014 / 2013
($ in thousands)	2014	2013	$	%	2014	2013	$	%
Managed School Programs	$ 200,651	$ 195,265	$ 5,386	2.8%	$ 406,623	$ 392,208	$ 14,415	3.7%
Institutional Sales	19,357	16,582	2,775	16.7%	38,892	36,291	2,601	7.2%
International and Private Pay Schools	11,296	12,072	(776)	-6.4%	22,502	23,786	(1,284)	-5.4%
Total	$ 231,304	$ 223,919	$ 7,385	3.3%	$ 468,017	$ 452,285	$ 15,732	3.5%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended December 31,		2014 / 2013		Six Months Ended December 31,		2014 / 2013
	2014	2013	Change	Change %	2014	2013	Change	Change %

Managed Public Schools
Average Student Enrollments (1)	122,019	125,053	(3,034)	-2.4%	122,655	125,927	(3,272)	-2.6%

(1) Managed Public Schools include enrollments for which K12 receives no public funding. Managed Public School enrollments include all programs which had been classified as turn-key programs or where substantial management services are performed in accordance with the contract.

(B) The following table is provided for reference only and is related to the new disclosure format. The table sets forth average enrollment data for students in Public School Programs for fiscal year 2014. All student enrollment figures include enrollments for which K12 receives no public funding or revenue. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended
	9/30/2013	12/31/2013	3/31/2014	6/30/2014
Public School Programs
Managed Programs (1)	124,448	120,994	120,862	111,381
Non-managed Programs (1) (4)	14,857	14,330	14,603	14,341
Total Public School Programs (2) (3)	139,305	135,324	135,465	125,722

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Public School Program enrollments are equal to the official count date number, which is the first Wednesday of October in a year, or October 2, 2013 for Q1 FY14.

(4) The number of students enrolled in Non-managed Programs has been changed in each quarter of FY14 from those previously reported. These adjustments are not material.

The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs (1)	8,597	6,940	6,764	6,535	28,836
Total Public School Programs	$ 202,155	$ 199,879	$ 212,734	$ 207,922	$ 822,690
Institutional Software & Services (1)	14,499	11,968	9,487	12,591	48,545
International and Private Pay Schools	11,712	12,072	13,001	11,533	48,318
Total	$ 228,366	$ 223,919	$ 235,222	$ 232,046	$ 919,553

(1) The revenue for Non-managed Programs has been changed and a corresponding amount changed in Institutional Software & Services in each quarter of FY14 from those previously reported. These adjustments are not material.

In fiscal 2014 K12 Inc. announced the sale of certain businesses. In aggregate, these businesses were responsible for $16.9 million in revenue. The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format excluding these certain businesses.

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs (1)	8,597	6,940	6,764	6,535	28,836
Total Public School Programs	$ 202,155	$ 199,879	$ 212,734	$ 207,922	$ 822,690
Institutional Software & Services (1)	13,590	10,914	8,129	11,852	44,485
International and Private Pay Schools	9,187	8,361	9,080	8,810	35,438
Total	$ 224,932	$ 219,154	$ 229,943	$ 228,584	$ 902,613

(C) The following table, for the year ended June 30, 2014, is provided as reference only and is related to the $32.2 million charges incurred in the second quarter of FY 2014.

	Three Months Ended December 31, 2014
	Reported Results	Specific Charges & Sale of Certain Businesses	Results Excluding Charges & Sale of Certain Businesses	Reported Results	Results Excluding Charges & Sale of Certain Businesses
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 223,919	$ 4,766	$ 219,154	100.0%	100.0%
Cost and expenses
Instructional costs and services	153,672	21,258	132,414	68.6%	60.4%
Selling, administrative, and other operating expenses	75,753	15,316	60,437	33.8%	27.6%
Product development expenses	3,402	160	3,242	1.5%	1.5%
Total costs and expenses	232,827	36,734	196,093	104.0%	89.5%
Income (loss) from operations	(8,908)	(31,969)	23,061	(4.0%)	10.5%
Interest expense, net	(28)	--	(28)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	(8,936)	(31,969)	23,033	(4.0%)	10.5%
Income tax (expense) benefit	4,685	14,128	(9,443)	2.1%	(4.3%)
Net income (loss)	(4,251)	(17,841)	13,590	(1.9%)	6.2%
Adjust net loss attributable to noncontrolling interest	586	--	586	0.3%	0.3%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ (3,665)	$ (17,841)	$ 14,176	(1.6%)	6.5%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic and Diluted	$ (0.09)	$ (0.44)	$ 0.35
Weighted average shares used in computing per share amounts:
Basic and Diluted	39,977,228	39,977,228	39,977,228

	Six Months Ended December 31, 2014
	Reported Results	Specific Charges & Sale of Certain Businesses	Results Excluding Charges & Sale of Certain Businesses	Reported Results	Results Excluding Charges & Sale of Certain Businesses
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 452,285	$ 8,200	$ 444,086	100.0%	100.0%
Cost and expenses
Instructional costs and services	286,574	23,176	263,398	63.4%	59.3%
Selling, administrative, and other operating expenses	173,996	17,285	156,711	38.4%	35.3%
Product development expenses	9,086	323	8,763	2.0%	2.0%
Total costs and expenses	469,656	40,784	428,872	103.8%	96.6%
Income (loss) from operations	(17,371)	(32,585)	15,214	(3.8%)	3.4%
Interest expense, net	(112)	--	(112)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	(17,483)	(32,585)	15,102	3.8%	3.4%
Income tax (expense) benefit	8,135	14,477	(6,342)	1.8%	(1.4%)
Net income (loss)	(9,348)	(18,108)	8,760	2.0%	2.0%
Adjust net loss attributable to noncontrolling interest	643	--	643	0.1%	0.1%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ (8,705)	$ (18,108)	$ 9,403	(1.9%)	2.1%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic and Diluted	$ (0.22)	$ (0.46)	$ 0.24
Weighted average shares used in computing per share amounts:
Basic and Diluted	38,953,671	38,953,671	38,953,671

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12's award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Anthony Guglielmi, 571-392-2737
         Director Corporate Communications
         aguglielmi@k12.com